Persistent Use of Valeritas’ V-Go® Wearable Insulin Delivery Device Demonstrates Significant Clinical & Economic Benefits Compared to Conventional Insulin Delivery
in Patients with Type 2 Diabetes

BRIDGEWATER, New Jersey, October 10, 2018 --- Valeritas Holdings, Inc. (NASDAQ: VLRX), a medical technology company and maker of V-Go® Wearable Insulin Delivery device, a simple, all-in-one, wearable insulin delivery option for patients with diabetes, announced today the publication this week of a manuscript titled “Clinical and Economic Considerations Based on Persistency with a Novel Insulin Delivery Device versus Conventional Insulin Delivery in Patients with Type 2 Diabetes: A Retrospective Analysis.” in Research and Social Administrative Pharmacy, an international, peer-reviewed journal.
Insulin delivery options have advanced over the years, but questions remain regarding whether persistent use of these latest innovations offers benefits over the conventional insulin delivery (CID) methods of insulin pen devices or insulin syringes. This study demonstrated when patients were persistent using V-Go, clinical outcomes were significantly improved compared to patients who returned to CID methods after trialing V-Go. In this study, after a mean of 7 to 8 months, persistent use of V-Go, when compared to patients who used V-Go short-term and returned to CID methods, resulted in lower prescribed insulin doses (62 vs. 92 units/day) and greater A1c reductions (1.4% vs. 0.2%), respectively. Importantly, patients using V-Go had a lower incremental cost by $695.61 per 1% change in A1c compared to CID patients.

“We are very encouraged with both the clinical and economic benefits patients experienced in our study while utilizing V-Go to manage their diabetes,” said Beverly Everitt, APRN, MSN, CDE, BC-ADM, lead author and investigator from Endocrinology Consultants, Virginia Beach, Virginia. “In my opinion, great consideration should be given to the use of V-Go for the management of patients requiring insulin therapy, given the improvements over conventional insulin delivery in glycemic control and economic outcomes.”

About Valeritas Holdings, Inc.
Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, affordable, all-in-one basal-bolus insulin delivery option for patients with diabetes that is worn like a patch and can eliminate the need for taking multiple daily shots. V-Go administers a continuous preset basal rate of insulin over 24 hours, and it provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Marlborough, Massachusetts.

More information is available at www.valeritas.com and our Twitter feed @Valeritas_US, www.twitter.com/Valeritas_US.

Forward-Looking Statements

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Statements or claims made by third parties regarding the efficacy or functionality of V-Go as compared to other products are statements made by such individual and should not be taken as evidence of clinical trial results supporting such statements or claims. As with all research, study design limitations should be considered when interpreting the results and whether or not the results can be applied to a general population. Refer to the full findings in the referenced published disclosure or contact Valeritas Medical Information at med-info@valeritas.com for additional information. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contacts:
Lynn Pieper Lewis or Greg Chodaczek
Gilmartin Group
646-924-1769
ir@valeritas.com

Media Contact:
Kevin Knight
Knight Marketing Communications, Ltd.
206-451-4823
pr@valeritas.com